KEYCORP REPORTS FIRST QUARTER 2026 NET INCOME OF $486 MILLION,
OR $0.44 PER DILUTED COMMON SHARE INCREASING 33% YEAR-OVER-YEAR

Revenue of $1.95 billion, up 10% year-over-year, with noninterest income up 8%

Net interest income up 11% year-over-year and 1% quarter-over-quarter despite seasonality impact; net interest margin of 2.87% increased 5 bps sequentially

Period-end loans up $2.6 billion quarter-over-quarter, with commercial loans up $3.3 billion or 4%

Credit quality remains strong - nonperforming assets were 63 bps and net charge-offs were 38 bps

Common Equity Tier 1 ratio of 11.4%(a); repurchased $389 million of common shares during the quarter

    CLEVELAND, April 16, 2026 - KeyCorp (NYSE: KEY) announced net income from continuing operations attributable to Key common shareholders of $486 million, or $0.44 per diluted common share, for the first quarter of 2026. For the fourth quarter of 2025, net income from continuing operations attributable to Key common shareholders was $474 million, or $0.43 per diluted common share, or adjusted net income of $458 million, or $0.41 per diluted common share.(b) The fourth quarter of 2025 included a $16 million after-tax benefit related to the updated FDIC special assessment.(c) For the first quarter of 2025, KeyCorp reported net income from continuing operations attributable to Key common shareholders of $370 million, or $0.33 per diluted common share.

Comments from Chairman and CEO, Chris Gorman
"Our strong first quarter performance demonstrates disciplined execution and significant momentum as we continue to deliver on our commitments. Revenue grew 10% year-over-year, growing at more than double the rate of expenses. We grew net interest income and net interest margin sequentially and year-over-year. Our priority fee-based businesses - investment banking, commercial payments, and wealth management - collectively grew 12% year-over-year. Return on tangible common equity exceeded 13%, reflecting significant progress toward achieving our goal of 15%+ return on tangible common equity by year-end 2027.

In addition to driving a greater return on capital, we remain committed to the return of capital. We repurchased almost $400 million of common shares in the first quarter. We are also encouraged by the recently updated Basel III proposal which, if implemented as currently proposed, would imply more than 100 basis point benefit to our marked CET1 ratio.

We are successfully navigating the dynamic macroeconomic environment and are prepared to manage through a broad range of potential scenarios. We are growing clients, loans, and pipelines. We continue to gain momentum in the marketplace, and are investing across the franchise in frontline bankers and technology that will drive additional organic growth and efficiency. We remain well positioned to drive strong revenue and earnings growth in 2026 through the continued delivery of our differentiated capabilities and exceptional service to our clients."

(a) March 31, 2026 ratio is estimated.
(b) The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures. The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c) See table on page 22 for more information on Selected Items Impact on Earnings.

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

Selected Financial Highlights

Dollars in millions, except per share data				Change 1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Income (loss) from continuing operations attributable to Key common shareholders	$486	$474	$370	2.5%	31.4%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	0.44	0.43	0.33	2.3	33.3
Book value at period end	16.13	16.27	14.89	(0.9)	8.3
Return on average tangible common equity from continuing operations (a)	13.02%	12.43%	11.24%	59 bps	178 bps
Return on average total assets from continuing operations	1.14	1.08	.88	6	26
Common Equity Tier 1 ratio (b)	11.4	11.8	11.6	(40)	(20)
Net interest margin (TE) from continuing operations	2.87	2.82	2.58	5	29

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)March 31, 2026 ratio is estimated.
TE = Taxable Equivalent

INCOME STATEMENT HIGHLIGHTS

Revenue

Dollars in millions				Change 1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Net interest income (TE)	$1,230	$1,223	$1,105	0.6%	11.3%
Noninterest income	723	782	668	(7.5)	8.2
Total revenue (TE)	$1,953	$2,005	$1,773	(2.6)%	10.2%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $1.23 billion for the first quarter of 2026 and the net interest margin was 2.87%. Compared to the first quarter of 2025, net interest income increased by $125 million, and the net interest margin increased by 29 basis points. These increases were driven by a reduction in deposit costs as a result of declining interest rates and proactive deposit beta management, the reinvestment of proceeds from maturing low-yielding investment securities and fixed-rate swaps into higher-yielding investments, and a shift in the balance sheet composition to a more favorable mix of higher-yielding commercial and industrial loans. These benefits were partially offset by the impact of lower interest rates on variable-rate earning assets.

Compared to the fourth quarter of 2025, taxable-equivalent net interest income increased by $7 million, and the net interest margin increased by 5 basis points. These increases reflect lower deposit costs and a shift in the balance sheet composition to a more favorable mix of higher-yielding commercial and industrial loans. These benefits were partially offset by the impact of lower interest rates on variable-rate earning assets, a decline in low-cost deposit balances from seasonal outflows, and two fewer days in the first quarter of 2026 compared to the fourth quarter of 2025.

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

Noninterest Income

Dollars in millions				Change 1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Trust and investment services income	$157	$156	$139	0.6%	12.9%
Investment banking and debt placement fees	197	243	175	(18.9)	12.6
Cards and payments income	86	84	82	2.4	4.9
Service charges on deposit accounts	77	78	69	(1.3)	11.6
Corporate services income	71	81	65	(12.3)	9.2
Commercial mortgage servicing fees	62	68	76	(8.8)	(18.4)
Corporate-owned life insurance income	34	40	33	(15.0)	3.0
Consumer mortgage income	13	16	13	(18.8)	—
Operating lease income and other leasing gains	8	9	9	(11.1)	(11.1)
Other income	18	7	7	157.1	157.1
Total noninterest income	$723	$782	$668	(7.5)%	8.2%

Compared to the first quarter of 2025, noninterest income increased by $55 million. The increase was primarily driven by a $22 million increase in investment banking and debt placement fees reflecting higher merger and acquisition advisory fees, commercial mortgage debt placement activity, and equity underwriting activity, as well as an $18 million increase in trust and investment services income. These were partially offset by a $14 million decrease in commercial mortgage servicing fees.

Compared to the fourth quarter of 2025, noninterest income decreased by $59 million. The decrease was driven by a $46 million decrease in investment banking and debt placement fees, a $10 million decrease in corporate services income, and a $6 million decrease in commercial mortgage servicing fees.

Noninterest Expense

Dollars in millions				Change 1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Personnel expense	$743	$790	$680	(5.9)%	9.3%
Net occupancy	68	69	67	(1.4)	1.5
Computer processing	111	106	107	4.7	3.7
Business services and professional fees	36	61	40	(41.0)	(10.0)
Equipment	19	22	20	(13.6)	(5.0)
Operating lease expense	7	8	11	(12.5)	(36.4)
Marketing	18	28	21	(35.7)	(14.3)
Other expense	179	157	185	14.0	(3.2)
Total noninterest expense	$1,181	$1,241	$1,131	(4.8)%	4.4%

Compared to the first quarter of 2025, noninterest expense increased by $50 million. The increase was predominantly driven by a $63 million increase in personnel expense primarily related to continued investments in people, employee benefits, and incentive compensation associated with noninterest income growth.

    Compared to the fourth quarter of 2025, noninterest expense decreased by $60 million. The decrease was predominantly driven by a $47 million decline in personnel expense, primarily related to incentive compensation. Business services and professional fees decreased by $25 million and marketing expense decreased by $10 million largely due to seasonality. These were partially offset by an increase in other expense related to a $21 million benefit associated with the updated FDIC special assessment in the prior quarter.

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

BALANCE SHEET HIGHLIGHTS

Average Loans

Dollars in millions				Change 1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Commercial and industrial (a)	$59,149	$57,541	$53,746	2.8%	10.1%
Other commercial loans	18,918	18,497	18,619	2.3	1.6
Total consumer loans	29,670	30,278	31,989	(2.0)	(7.2)
Total loans	$107,737	$106,316	$104,354	1.3%	3.2%

(a)Commercial and industrial average loan balances include $205 million, $211 million, and $213 million of assets from commercial credit cards at March 31, 2026, December 31, 2025, and March 31, 2025, respectively.

Average loans were $107.7 billion for the first quarter of 2026, an increase of $3.4 billion compared to the first quarter of 2025. Average commercial loans increased by $5.7 billion, primarily driven by a $5.4 billion increase in commercial and industrial loans. Average consumer loans declined by $2.3 billion, reflective of broad-based declines across all consumer loan categories.

Compared to the fourth quarter of 2025, average loans increased by $1.4 billion. Average commercial loans increased $2.0 billion, primarily driven by an increase in commercial and industrial loans. Average consumer loans declined by $608 million, reflective of the intentional run-off of low-yielding loans.

Average Deposits

Dollars in millions				Change 1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Non-time deposits	$135,522	$136,853	$131,917	(1.0)%	2.7%
Time deposits	11,777	13,857	16,625	(15.0)	(29.2)
Total deposits	$147,299	$150,710	$148,542	(2.3)%	(0.8)%

Cost of total deposits	1.65%	1.81%	2.06%	(16) bps	(41) bps

    Average deposits totaled $147.3 billion for the first quarter of 2026, a decrease of $1.2 billion compared to the year-ago quarter, driven by the intentional runoff of brokered CDs.

Compared to the fourth quarter of 2025, average deposits decreased by $3.4 billion. The decline was driven by seasonally lower deposit balances, as well as the intentional runoff of brokered CDs. The rate paid on interest-bearing deposits declined by 22 basis points, and the overall cost of deposits declined by 16 basis points to 1.65%.

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

ASSET QUALITY

Dollars in millions				Change 1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Net loan charge-offs	$101	$104	$110	(2.9)%	(8.2)%
Net loan charge-offs to average total loans	.38%	.39%	.43%	(1) bps	(5) bps
Nonperforming loans at period end	$682	$615	$686	10.9%	(0.6)%
Nonperforming loans to period-end portfolio loans	.62%	.58%	.65%	4 bps	(3) bps
Nonperforming assets at period end	$692	$627	$700	10.4%	(1.1)%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.63%	.59%	.67%	4 bps	(4) bps
Allowance for loan and lease losses	$1,449	$1,427	$1,429	1.5%	1.4%
Allowance for credit losses	1,745	1,740	1,707	0.3%	2.2%
Allowance for credit losses to period-end loans	1.60%	1.63%	1.63%	(3) bps	(3) bps
Provision for credit losses	$106	$108	$118	(1.9)%	(10.2)%
Allowance for loan and lease losses to nonperforming loans	212%	232%	208%	N/M	N/M
Allowance for credit losses to nonperforming loans	256	283	249	N/M	N/M

N/M = Not Meaningful

    Net loan charge-offs for the first quarter of 2026 totaled $101 million, or 0.38% of average total loans. These results compare to $110 million, or 0.43%, for the first quarter of 2025 and $104 million, or 0.39%, for the fourth quarter of 2025.

Key’s allowance for credit losses was $1.7 billion, or 1.60% of total period-end loans at March 31, 2026, compared to 1.63% at March 31, 2025, and 1.63% at December 31, 2025. A reserve build of $5 million during the first quarter of 2026 was driven by increases in qualitative reserves due to elevated economic uncertainty, partially offset by continued improvement in the portfolio mix.

    At March 31, 2026, Key’s nonperforming loans totaled $682 million, which represented 0.62% of period-end portfolio loans. These results compare to 0.65% at March 31, 2025, and 0.58% at December 31, 2025. Nonperforming assets at March 31, 2026, totaled $692 million, and represented 0.63% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to 0.67% at March 31, 2025, and 0.59% at December 31, 2025.

CAPITAL

Key’s estimated risk-based capital ratios, included in the following table, continued to exceed all “well-capitalized” regulatory benchmarks at March 31, 2026.

Capital Ratios

	3/31/2026	12/31/2025	3/31/2025
Common Equity Tier 1 (a)	11.4%	11.8%	11.6%
Tier 1 risk-based capital (a)	13.0	13.5	13.3
Total risk-based capital (a)	15.2	15.7	15.7
Tangible common equity to tangible assets (b)	8.0	8.4	7.4
Leverage (a)	10.5	10.5	10.2

(a)March 31, 2026 ratio is estimated.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's regulatory capital position remained strong in the first quarter of 2026. As shown in the preceding table, at March 31, 2026, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 11.4% and 13.0%, respectively.

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

Summary of Changes in Common Shares Outstanding

In thousands				Change 1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Shares outstanding at beginning of period	1,102,401	1,112,952	1,106,786	(0.9)%	(0.4)%
Share repurchases	(17,969)	(11,109)	—	61.8	N/M
Shares issued under employee compensation plans (net of cancellations and returns)	2,861	558	5,200	N/M	(45.0)
Shares outstanding at end of period	1,087,293	1,102,401	1,111,986	(1.4)%	(2.2)%

N/M = Not Meaningful

    During the first quarter of 2026, Key declared a dividend of $.205 per common share. The reduction in share count was driven by $389 million of common shares repurchased.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

Dollars in millions				Change 1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Revenue from continuing operations (TE)
Consumer Bank	$978	$998	$932	(2.0)%	4.9%
Commercial Bank	1,117	1,194	1,047	(6.4)	6.7
Other (a)	(142)	(187)	(206)	24.1	31.1
Total	$1,953	$2,005	$1,773	(2.6)%	10.2%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$173	$176	$163	(1.7)%	6.1%
Commercial Bank	451	472	399	(4.4)	13.0
Other (a)	(102)	(139)	(156)	26.6	34.6
Total	$522	$509	$406	2.6%	28.6%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represent the unallocated portion of nonearning assets of corporate support functions. Other also includes the residual net impact of our internal funds transfer pricing methodology, which arise from centrally managed interest rate activities and asset-liability repricing difference. Corporate treasury includes realized gains and losses from transactions associated with Key's investment securities portfolio. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

Consumer Bank

Dollars in millions				Change 1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Summary of operations
Net interest income (TE)	$738	$747	$706	(1.2)%	4.5%
Noninterest income	240	251	226	(4.4)	6.2
Total revenue (TE)	978	998	932	(2.0)	4.9
Provision for credit losses	40	32	43	25.0	(7.0)
Noninterest expense	709	734	675	(3.4)	5.0
Income (loss) before income taxes (TE)	229	232	214	(1.3)	7.0
Allocated income taxes (benefit) and TE adjustments	56	56	51	—	9.8
Net income (loss) attributable to Key	$173	$176	$163	(1.7)%	6.1%

Average balances
Loans and leases	$34,005	$34,683	$36,819	(2.0)%	(7.6)%
Total assets	37,341	37,731	39,806	(1.0)	(6.2)
Deposits	87,796	87,738	88,306	0.1	(0.6)

Assets under management at period end	$69,756	$69,964	$61,053	(0.3)%	14.3%

TE = Taxable Equivalent

Additional Consumer Bank Data

Dollars in millions				Change 1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Noninterest income
Trust and investment services income	$130	$128	$113	1.6%	15.0%
Service charges on deposit accounts	34	38	33	(10.5)	3.0
Cards and payments income	55	60	57	(8.3)	(3.5)
Consumer mortgage income	13	16	13	(18.8)	—
Other noninterest income	8	9	10	(11.1)	(20.0)
Total noninterest income	$240	$251	$226	(4.4)%	6.2%

Average deposit balances
Money market deposits	$35,920	$35,390	$33,533	1.5%	7.1%
Demand deposits	23,214	22,879	22,772	1.5	1.9
Savings deposits	4,199	4,177	4,392	0.5	(4.4)
Time deposits	10,610	11,059	13,318	(4.1)	(20.3)
Noninterest-bearing deposits	13,853	14,233	14,291	(2.7)	(3.1)
Total deposits	$87,796	$87,738	$88,306	0.1%	(0.6)%

Other data
Branches	940	940	945
Automated teller machines	1,112	1,120	1,176

Consumer Bank Summary of Operations (1Q26 vs. 1Q25)
•Key's Consumer Bank recorded net income attributable to Key of $173 million for the first quarter of 2026, compared to $163 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $32 million, or 4.5%, compared to the first quarter of 2025
•Average loans and leases decreased $2.8 billion, or 7.6%, from the first quarter of 2025, reflective of broad-based declines across all loan categories
•Average deposits decreased $510 million, or 0.6%, from the first quarter of 2025, driven by lower time deposits, partially offset by an increase in money market deposits
•Provision for credit losses decreased $3 million compared to the first quarter of 2025 driven by lower charge-offs
•Noninterest income increased $14 million from the year-ago quarter, primarily driven by higher trust and investment services income
•Noninterest expense increased $34 million from the year-ago quarter, primarily driven by higher support and overhead expense

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

Commercial Bank

Dollars in millions				Change 1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Summary of operations
Net interest income (TE)	$672	$696	$636	(3.4)%	5.7%
Noninterest income	445	498	411	(10.6)	8.3
Total revenue (TE)	1,117	1,194	1047	(6.4)	6.7
Provision for credit losses	70	73	75	(4.1)	(6.7)
Noninterest expense	474	515	464	(8.0)	2.2
Income (loss) before income taxes (TE)	573	606	508	(5.4)	12.8
Allocated income taxes and TE adjustments	122	134	109	(9.0)	11.9
Net income (loss) attributable to Key	$451	$472	$399	(4.4)%	13.0%

Average balances
Loans and leases	$73,146	$71,107	$67,058	2.9%	9.1%
Loans held for sale	958	1,140	754	(16.0)	27.1
Total assets	82,585	80,689	76,946	2.3	7.3
Deposits	58,929	60,485	57,481	(2.6)	2.5

TE = Taxable Equivalent

Additional Commercial Bank Data

Dollars in millions				Change 1Q26 vs.
	1Q26	4Q25	1Q25	4Q25	1Q25
Noninterest income
Trust and investment services income	$27	$28	$27	(3.6)%	—
Investment banking and debt placement fees	198	244	175	(18.9)	13.1%
Cards and payments income	27	22	21	22.7	28.6
Service charges on deposit accounts	43	40	36	7.5	19.4
Corporate services income	70	79	64	(11.4)	9.4
Commercial mortgage servicing fees	62	67	76	(7.5)	(18.4)
Operating lease income and other leasing gains	8	9	8	(11.1)	—
Other noninterest income	10	9	4	11.1	150.0
Total noninterest income	$445	$498	$411	(10.6)%	8.3%

Commercial Bank Summary of Operations (1Q26 vs. 1Q25)
•Key's Commercial Bank recorded net income attributable to Key of $451 million for the first quarter of 2026, compared to $399 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $36 million, or 5.7%, compared to the first quarter of 2025
•Average loan and lease balances increased $6.1 billion, or 9.1%, compared to the first quarter of 2025, driven by an increase in commercial and industrial loans
•Average deposit balances increased $1.4 billion compared to the first quarter of 2025, driven by higher client deposits
•Provision for credit losses decreased $5 million compared to the first quarter of 2025, driven by more stable reserves, partially offset by higher net charge-offs
•Noninterest income increased $34 million compared to the first quarter of 2025, primarily driven by an increase in investment banking and debt placement fees and service charges on deposit accounts
•Noninterest expense increased $10 million compared to the first quarter of 2025, primarily driven by an increase in support and overhead expense

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

*******************************************

KeyCorp's roots trace back more than 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $189 billion at March 31, 2026.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 950 branches and approximately 1,100 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank Member FDIC.

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

CONTACTS:

ANALYSTS	MEDIA
Brian Mauney	Susan Donlan
216.689.0521	216.471.3133
Brian_Mauney@KeyBank.com	Susan_E_Donlan@KeyBank.com

Hannah Lewallen	Beth Strauss
216.471.4856	216.471.2787
Hannah_Lewallen@KeyBank.com	Beth_A_Strauss@KeyBank.com

Johnny Li
216.689.4221
Johnny_Li@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key's actual results to differ from those described in the forward-looking statements can be found in KeyCorp's Form 10-K for the year ended December 31, 2025 and in KeyCorp's subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, the soundness of other financial institutions, and the impact of changes in the interest rate environment. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 10:00 a.m. ET, on April 16, 2026. A replay of the call will be available on our website through April 16, 2027.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

KeyCorp
First Quarter 2026
Financial Supplement

Page
12	Basis of Presentation
13	Financial Highlights
14	GAAP to Non-GAAP Reconciliation
16	Consolidated Balance Sheets
17	Consolidated Statements of Income
18	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
19	Noninterest Expense
19	Personnel Expense
19	Loan Composition
19	Loans Held for Sale Composition
20	Summary of Changes in Loans Held for Sale
20	Summary of Loan and Lease Loss Experience From Continuing Operations
21	Asset Quality Statistics From Continuing Operations
21	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
21	Summary of Changes in Nonperforming Loans From Continuing Operations
22	Line of Business Results
22	Selected Items Impact on Earnings

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

Basis of Presentation

Use of Non-GAAP Financial Measures
This document contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Key’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document, the financial supplement, or conference call slides related to this document, all of which can be found on Key’s website (www.key.com/ir).

Forward-Looking Non-GAAP Financial Measures
From time to time Key may discuss forward-looking non-GAAP financial measures. Key is unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because Key is unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant for future results.

Annualized Data
Certain returns, yields, performance ratios, or quarterly growth rates are presented on an “annualized”
basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts.

Taxable Equivalent
The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at the federal statutory rate. This adjustment puts all earning assets, most notably tax-exempt loans, and certain lease assets, on a common basis that facilitates comparison of results to peers.

Earnings Per Share Equivalent
Certain income or expense items may be expressed on a per common share basis. This is done for analytical and decision-making purposes to better discern underlying trends in total consolidated earnings per share performance excluding the impact of such items. When the impact of certain income or expense items is disclosed separately, the after-tax amount is computed using the marginal tax rate, unless otherwise specified, with this then being the amount used to calculate the earnings per share equivalent.

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

Financial Highlights
(Dollars in millions, except per share amounts)
	Three months ended
	3/31/2026	12/31/2025	3/31/2025
Summary of operations
Net interest income (TE)	$1,230	$1,223	$1,105
Noninterest income	723	782	668
Total revenue (TE)	1,953	2,005	1,773
Provision for credit losses	106	108	118
Noninterest expense	1,181	1,241	1,131
Income (loss) from continuing operations attributable to Key	522	509	406
Income (loss) from discontinued operations, net of taxes	—	1	(1)
Net income (loss) attributable to Key	522	510	405

Income (loss) from continuing operations attributable to Key common shareholders	486	474	370
Income (loss) from discontinued operations, net of taxes	—	1	(1)
Net income (loss) attributable to Key common shareholders	486	475	369
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$0.45	$0.43	$0.34
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	0.45	0.43	0.34

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	0.44	0.43	0.33
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	0.44	0.43	0.33

Cash dividends declared	0.205	0.205	0.205
Book value at period end	16.13	16.27	14.89
Tangible book value at period end	13.60	13.77	12.40
Market price at period end	20.05	20.64	15.99
Performance ratios
From continuing operations:
Return on average total assets	1.14%	1.08%	.88%
Return on average common equity	11.02	10.51	9.30
Return on average tangible common equity (b)	13.02	12.43	11.24
Net interest margin (TE)	2.87	2.82	2.58
Cash efficiency ratio (b)	60.4	61.6	63.5
From consolidated operations:
Return on average total assets	1.14%	1.08%	.88%
Return on average common equity	11.02	10.54	9.28
Return on average tangible common equity (b)	13.02	12.46	11.21
Net interest margin (TE)	2.87	2.81	2.58
Loan to deposit (c)	74.6	72.5	70.2
Capital ratios at period end
Key shareholders’ equity to assets	10.6%	11.1%	10.1%
Key common shareholders’ equity to assets	9.3	9.7	8.8
Tangible common equity to tangible assets (b)	8.0	8.4	7.4
Common Equity Tier 1 (d)	11.4	11.8	11.6
Tier 1 risk-based capital (d)	13.0	13.5	13.3
Total risk-based capital (d)	15.2	15.7	15.7
Leverage (d)	10.5	10.5	10.2
Asset quality — from continuing operations
Net loan charge-offs	$101	$104	$110
Net loan charge-offs to average loans	.38%	.39%	.43%
Allowance for loan and lease losses	$1,449	$1,427	$1,429
Allowance for credit losses	1,745	1,740	1,707
Allowance for loan and lease losses to period-end loans	1.33%	1.34%	1.36%
Allowance for credit losses to period-end loans	1.60	1.63	1.63
Allowance for loan and lease losses to nonperforming loans	212	232	208
Allowance for credit losses to nonperforming loans	256	283	249
Nonperforming loans at period-end	$682	$615	$686
Nonperforming assets at period-end	692	627	700
Nonperforming loans to period-end portfolio loans	.62%	.58%	.65%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.63	.59	.67
Trust assets
Assets under management	$69,756	$69,964	$61,053
Other data
Average full-time equivalent employees	17,469	17,396	16,989
Branches	940	940	945
Taxable-equivalent adjustment	$8	$8	$9
(a)Earnings per share may not foot due to rounding.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” starting on page 14 of this supplement presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)March 31, 2026, ratio is estimated.

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

GAAP to Non-GAAP Reconciliations
(Dollars in millions)
The table below presents certain non-GAAP financial measures defined and described below.

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Adjusted return on average tangible common equity excludes significant or unusual items that management does not consider indicative of ongoing financial performance. Management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

The table also shows the computation for pre-provision net revenue and adjusted pre-provision net revenue, which are not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis. Further, management believes that adjusting pre-provision net revenue for significant or unusual items that management does not consider indicative of ongoing financial performance provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis. The adjusted cash efficiency ratio excludes significant or unusual items that management does not consider indicative of ongoing financial performance

Adjusted taxable-equivalent revenue or adjusted revenue is a non-GAAP measure in that it adjusts revenue for certain tax-exempt instruments and selected items. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable instruments. Additionally, management believes adjusting for the selected items provide investors with useful information to gain a better understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of the financial impacts related to those selected items.

Adjusted noninterest income and adjusted noninterest expense are non-GAAP measures in that they exclude significant or unusual items that management does not consider indicative of ongoing financial performance. Management believes these measures provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

Adjusted income (loss) available from continuing operations attributable to Key common shareholders (or “adjusted net income”) and diluted earnings per share - adjusted (or "adjusted earnings per share") are non-GAAP in that these measures exclude significant or unusual items, net of tax, that management does not consider indicative of ongoing financial performance . Management believes these measures provide investors with useful information to gain a better understanding of ongoing operations and enhance comparability of results with prior periods.

Adjusted operating leverage and fee-based adjusted operating leverage are non-GAAP performance measures that utilize revenue on a tax-equivalent basis and adjust revenue and expense for significant and unusual items. Management utilizes these measurements in analyzing performance and believes that adjusting for significant and unusual items provide investors with useful information to gain a better understanding of ongoing operations and enhance comparability of results with prior periods.

Marked CET1 ratio is a non-GAAP measure and is calculated based on Common Equity Tier 1 capital, inclusive of the AOCI impact from securities and pension. The marked CET1 ratio differs from the defined CET1 regulatory capital ratio by including the impact of AFS and pension accumulated other comprehensive income (loss) (AOCI) amounts in the calculation of the capital ratio. These ratios are not defined in GAAP or federal banking regulations. As a result, these non-regulatory capital ratios disclosed may be considered non-GAAP financial measures.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	3/31/2026	12/31/2025	3/31/2025
Net interest income (GAAP)	$1,222	$1,215	$1,096
Add: Taxable-equivalent adjustment	8	8	9
Net interest income TE (non-GAAP) (A)	$1,230	$1,223	$1,105

Net income (loss) attributable to Key common shareholders (GAAP) (B)	$486	$475	$369

Average Key shareholders' equity (GAAP)	$20,392	$20,388	$18,632
Less: Average intangible assets	2,758	2,762	2,777
Average preferred stock	2,500	2,500	2,500
Average tangible common equity (non-GAAP) (C)	$15,134	$15,126	$13,355

Key shareholders' equity (GAAP)	$19,987	$20,381	$19,003
Less: Intangible assets	2,757	2,760	2,774
Preferred stock (a)	2,446	2,446	2,446
Tangible common equity (non-GAAP) (D)	$14,784	$15,175	$13,783

Total assets (GAAP)	$188,663	$184,381	$188,691
Less: Intangible assets	2,757	2,760	2,774
Tangible assets (non-GAAP) (E)	$185,906	$181,621	$185,917

Tangible common equity to tangible assets ratio (non-GAAP) (D/E)	7.95%	8.36%	7.41%
Return on average tangible common equity consolidated (non-GAAP) (B/C)	13.02%	12.46%	11.21%

Common equity tier 1 (F)	$17,038	$17,195	$16,549
Add: AFS and Pension AOCI (loss)	(2,152)	(2,028)	(2,601)
Marked common equity tier 1 (non-GAAP) (G) (b)	$14,886	$15,167	$13,948

Risk-weighted assets (H) (c)	$149,465	$145,933	$142,478
Common equity tier 1 ratio (F/H) (c)	11.40%	11.78%	11.62%
Marked CET1 ratio (non-GAAP) (G/H) (b)(c)	9.96%	10.39%	9.79%

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

GAAP to Non-GAAP Reconciliations (continued)
(Dollars in millions)
	Three months ended
	3/31/2026	12/31/2025	3/31/2025
Income (loss) from continuing operations attributable to Key common shareholders (GAAP) (I)	$486	$474	$370
Plus: Selected items (net of tax) (d)	—	(16)	—
Net income (loss) from continuing operations attributable to Key common shareholders, excluding selected items (non-GAAP) (J)	$486	$458	$370

Return on average tangible common equity from continuing operations (non-GAAP) (I/C)	13.02%	12.43%	11.24%
Adjusted return on average tangible common equity from continuing operations excluding selected items (non-GAAP) (J/C)	13.02%	12.01%	11.24%

Noninterest income (GAAP) (K)	$723	$782	$668
Plus: Selected items (d)	—	—	—
Adjusted noninterest income (non-GAAP) (L)	$723	$782	$668

Noninterest expense (GAAP) (M)	$1,181	$1,241	$1,131
Less: Intangible asset amortization	2	5	5
Noninterest expense less intangible asset amortization (non-GAAP) (N)	$1,179	$1,236	$1,126
Plus: Selected items (d) (O)	—	21	—
Adjusted noninterest expense less intangible asset amortization (non-GAAP) (P)	$1,179	$1,257	$1,126

Adjusted noninterest expense (non-GAAP) (M+O)	$1,181	$1,262	$1,131

Total taxable-equivalent revenue (non-GAAP) (A+K) = (Q)	$1,953	$2,005	$1,773
Total adjusted taxable-equivalent revenue (non-GAAP) (A+L)	1,953	2,005	1,773
Cash efficiency ratio (non-GAAP) (N/Q)	60.37%	61.65%	63.51%
Adjusted cash efficiency ratio (non-GAAP) (P/Q)	60.37%	62.69%	63.51%

Pre-provision net revenue from continuing operations (non-GAAP) (A+K-M)	$772	$764	$642
Plus: Selected items (d)	—	(21)	—
Adjusted pre-provison net revenue from continuing operations (non-GAAP)	$772	$743	$642

Diluted EPS from continuing operations attributable to Key common shareholders (GAAP)	$0.44	$0.43	$0.33
Plus: EPS impact of selected items (d)	—	(0.01)	—
Diluted EPS from continuing operations attributable to Key common shareholders - adjusted (non-GAAP) (e)	$0.44	$0.41	$0.33

Adjusted operating leverage and fee based adjusted operating leverage
Adjusted noninterest income YoY Growth (R)	8.23%	8.31%	3.25%
Adjusted taxable-equivalent revenue YoY Growth (S)	10.15%	12.45%	15.66%
Adjusted noninterest expense YoY Growth (T)	4.42%	3.27%	31.51%
Adjusted operating leverage (S - T)	5.73%	9.18%	(15.86)%
Adjusted fee-based operating leverage (R - T)	3.81%	5.04%	(28.27)%
(a)Net of capital surplus.
(b)Under the current applicable regulatory capital rules, Key has made the AOCI opt out election, which enables us to exclude components of AOCI from regulatory capital, notably the AOCI relative to securities and pension.
(c)Amounts and ratios as of March 31, 2026 are estimated.
(d)Additional detail provided in Selected Items table on page 22.
(e)Earnings per share may not foot due to rounding.
GAAP = U.S. generally accepted accounting principles; TE = Taxable Equivalent

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

Consolidated Balance Sheets
(Dollars in millions)

	3/31/2026	12/31/2025	3/31/2025
Assets
Loans	$109,190	$106,541	$104,809
Loans held for sale	876	1,077	811
Securities available for sale	38,918	39,596	40,751
Held-to-maturity securities	9,116	8,622	7,160
Trading account assets	783	1,061	1,296
Short-term investments	11,782	10,163	15,349
Other investments	1,204	949	1,050
Total earning assets	171,869	168,009	171,226
Allowance for loan and lease losses	(1,449)	(1,427)	(1,429)
Cash and due from banks	1,130	1,287	1,909
Premises and equipment	618	628	602
Goodwill	2,752	2,752	2,752
Other intangible assets	5	8	22
Corporate-owned life insurance	4,439	4,432	4,404
Accrued income and other assets	9,100	8,481	8,958
Discontinued assets	199	211	247
Total assets	$188,663	$184,381	$188,691

Liabilities
Deposits in domestic offices:
Interest-bearing deposits	$120,220	$121,100	$122,283
Noninterest-bearing deposits	27,595	27,613	28,454
Total deposits	147,815	148,713	150,737
Federal funds purchased and securities sold under repurchase agreements	34	13	22
Bank notes and other short-term borrowings	6,149	1,071	2,328
Accrued expense and other liabilities	3,801	4,286	4,209
Long-term debt	10,877	9,917	12,392
Total liabilities	168,676	164,000	169,688

Equity
Preferred stock	2,500	2,500	2,500
Common shares	1,257	1,257	1,257
Capital surplus	5,981	6,035	5,946
Retained earnings	15,622	15,359	14,724
Treasury stock, at cost	(3,152)	(2,810)	(2,637)
Accumulated other comprehensive income (loss)	(2,221)	(1,960)	(2,787)
Key shareholders’ equity	19,987	20,381	19,003
Total liabilities and equity	$188,663	$184,381	$188,691

Common shares outstanding (000)	1,087,293	1,102,401	1,111,986

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

Consolidated Statements of Income
(Dollars in millions, except per share amounts)
	Three months ended
	3/31/2026	12/31/2025	3/31/2025
Interest income
Loans	$1,416	$1,439	$1,401
Loans held for sale	14	18	14
Securities available for sale	370	388	392
Held-to-maturity securities	86	76	63
Trading account assets	11	12	17
Short-term investments	103	137	174
Other investments	5	8	9
Total interest income	2,005	2,078	2,070
Interest expense
Deposits	598	688	753
Federal funds purchased and securities sold under repurchase agreements	14	4	1
Bank notes and other short-term borrowings	20	9	27
Long-term debt	151	162	193
Total interest expense	783	863	974
Net interest income	1,222	1,215	1,096
Provision for credit losses	106	108	118
Net interest income after provision for credit losses	1,116	1,107	978
Noninterest income
Trust and investment services income	157	156	139
Investment banking and debt placement fees	197	243	175
Cards and payments income	86	84	82
Service charges on deposit accounts	77	78	69
Corporate services income	71	81	65
Commercial mortgage servicing fees	62	68	76
Corporate-owned life insurance income	34	40	33
Consumer mortgage income	13	16	13
Operating lease income and other leasing gains	8	9	9
Other income	18	7	7
Total noninterest income	723	782	668
Noninterest expense
Personnel	743	790	680
Net occupancy	68	69	67
Computer processing	111	106	107
Business services and professional fees	36	61	40
Equipment	19	22	20
Operating lease expense	7	8	11
Marketing	18	28	21
Other expense	179	157	185
Total noninterest expense	1,181	1,241	1,131
Income (loss) from continuing operations before income taxes	658	648	515
Income taxes (benefit)	136	139	109
Income (loss) from continuing operations	522	509	406
Income (loss) from discontinued operations, net of taxes	—	1	(1)
Net income (loss)	$522	$510	$405

Income (loss) from continuing operations attributable to Key common shareholders	$486	$474	$370
Net income (loss) attributable to Key common shareholders	486	475	369
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$0.45	$0.43	$0.34
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	0.45	0.43	0.34
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$0.44	$0.43	$0.33
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	0.44	0.43	0.33

Cash dividends declared per common share	$0.205	$0.205	$0.205

Weighted-average common shares outstanding (000)	1,084,277	1,095,171	1,096,654
Effect of common share options and other stock awards(b)	10,091	11,152	9,486
Weighted-average common shares and potential common shares outstanding (000) (c)	1,094,368	1,106,323	1,106,140
(a)Earnings per share may not foot due to rounding.
(b)For periods ended in a loss from continuing operations attributable to Key common shareholders, anti-dilutive instruments have been excluded from the calculation of diluted earnings per share.
(c)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	First Quarter 2026			Fourth Quarter 2025			First Quarter 2025
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$59,149	$843	5.76%	$57,541	$851	5.88%	$53,746	$800	6.04%
Real estate — commercial mortgage	13,902	198	5.76	13,356	198	5.91	13,061	192	5.96
Real estate — construction	2,803	45	6.50	2,839	48	6.71	2,905	49	6.87
Commercial lease financing	2,213	21	3.81	2,302	21	3.73	2,653	23	3.52
Total commercial loans	78,067	1,107	5.73	76,038	1,118	5.84	72,365	1,064	5.96
Real estate — residential mortgage	18,593	155	3.34	18,853	157	3.33	19,737	165	3.33
Home equity loans	5,609	74	5.35	5,780	80	5.47	6,248	86	5.60
Other consumer loans	4,558	58	5.16	4,715	61	5.15	5,087	63	5.01
Credit cards	910	30	13.24	930	31	13.24	917	32	14.04
Total consumer loans	29,670	317	4.30	30,278	329	4.33	31,989	346	4.35
Total loans	107,737	1,424	5.35	106,316	1,447	5.41	104,354	1,410	5.47
Loans held for sale	1,092	14	4.99	1,234	18	5.84	815	14	6.70
Securities available for sale (b), (e)	39,403	370	3.59	39,785	388	3.67	39,321	392	3.70
Held-to-maturity securities (b)	8,795	86	3.91	8,056	76	3.78	7,274	63	3.46
Trading account assets	865	11	4.96	961	12	4.79	1,296	17	5.20
Short-term investments	11,134	103	3.74	13,603	137	4.01	15,211	174	4.63
Other investments (e)	1,075	5	1.97	935	8	3.09	935	9	3.73
Total earning assets	170,101	2,013	4.71	170,890	2,086	4.79	169,206	2,079	4.86
Allowance for loan and lease losses	(1,419)			(1,435)			(1,401)
Accrued income and other assets	17,567			17,562			18,285
Discontinued assets	204			215			254
Total assets	$186,453			$187,232			$186,344
Liabilities
Money market deposits	$42,732	$223	2.12%	$42,442	$246	2.30%	$42,007	$275	2.65%
Demand deposits	61,478	279	1.84	61,541	319	2.06	57,460	310	2.19
Savings deposits	4,378	1.04		4,358	1.05		4,610	1.06
Time deposits	11,777	95	3.26	13,857	122	3.48	16,625	167	4.09
Total interest-bearing deposits	120,365	598	2.01	122,198	688	2.23	120,702	753	2.53
Federal funds purchased and securities sold under repurchase agreements	1,539	14	3.69	413	4	3.80	100	1	3.94
Bank notes and other short-term borrowings	2,585	20	3.20	1,072	9	3.23	2,273	27	4.74
Long-term debt (f)	10,186	151	5.96	10,274	162	6.27	11,779	193	6.61
Total interest-bearing liabilities	134,675	783	2.35	133,957	863	2.56	134,854	974	2.92
Noninterest-bearing deposits	26,934			28,512			27,840
Accrued expense and other liabilities	4,248			4,160			4,764
Discontinued liabilities (f)	204			215			254
Total liabilities	$166,061			$166,844			$167,712
Equity
Total equity	$20,392			$20,388			$18,632
Total liabilities and equity	$186,453			$187,232			$186,344
Interest rate spread (TE)			2.36%			2.23%			1.94%
Net interest income (TE) and net interest margin (TE)		$1,230	2.87%		$1,223	2.82%		$1,105	2.58%
TE adjustment (b)		8			8			9
Net interest income, GAAP basis		$1,222			$1,215			$1,096
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (f) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended March 31, 2026, December 31, 2025, and March 31, 2025.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $205 million, $211 million, and $213 million of assets from commercial credit cards for the three months ended March 31, 2026, December 31, 2025, and March 31, 2025, respectively.
(e)Yield presented is calculated on the basis of amortized cost excluding fair value hedge basis adjustments. The average amortized cost for securities available for sale was $41.5 billion, $42.1 billion, and $42.7 billion for the three months ended March 31, 2026, December 31, 2025, and March 31, 2025, respectively. Yield based on the fair value of securities available for sale was 3.75%, 3.90%, and 3.99% for the three months ended March 31, 2026, December 31, 2025, and March 31, 2025, respectively.
(f)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles.

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

Noninterest Expense
(Dollars in millions)

	Three months ended
	3/31/2026	12/31/2025	3/31/2025
Personnel (a)	$743	$790	$680
Net occupancy	68	69	67
Computer processing	111	106	107
Business services and professional fees	36	61	40
Equipment	19	22	20
Operating lease expense	7	8	11
Marketing	18	28	21
Other expense	179	157	185
Total noninterest expense	$1,181	$1,241	$1,131
Average full-time equivalent employees (b)	17,469	17,396	16,989
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(Dollars in millions)
	Three months ended
	3/31/2026	12/31/2025	3/31/2025
Salaries and contract labor	$439	$446	$405
Incentive and stock-based compensation	172	205	158
Employee benefits	127	131	109
Severance	5	8	8
Total personnel expense	$743	$790	$680

Loan Composition
(Dollars in millions)

				Change 3/31/2026 vs.
	3/31/2026	12/31/2025	3/31/2025	12/31/2025	3/31/2025
Commercial and industrial (a), (b)	$60,651	$57,688	$54,378	5.1%	11.5%
Commercial real estate:
Commercial mortgage	14,144	13,707	13,239	3.2	6.8
Construction	2,801	2,844	2,929	(1.5)	(4.4)
Total commercial real estate loans	16,945	16,551	16,168	2.4	4.8
Commercial lease financing (b)	2,200	2,270	2,576	(3.1)	(14.6)
Total commercial loans	79,796	76,509	73,122	4.3	9.1
Real estate — residential mortgage	18,483	18,732	19,622	(1.3)	(5.8)
Home equity loans	5,528	5,703	6,154	(3.1)	(10.2)
Other consumer loans	4,477	4,644	5,000	(3.6)	(10.5)
Credit cards	906	953	911	(4.9)	(.5)
Total consumer loans	29,394	30,032	31,687	(2.1)	(7.2)
Total loans (c), (d)	$109,190	$106,541	$104,809	2.5%	4.2%
(a)Loan balances include $207 million, $205 million, and $218 million of commercial credit card balances at March 31, 2026, December 31, 2025, and March 31, 2025, respectively.
(b)Commercial and industrial includes receivables held as collateral for a secured borrowing of $192 million at March 31, 2025. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $194 million at March 31, 2026, $205 million at December 31, 2025, and $243 million at March 31, 2025, related to the discontinued operations of the education lending business.
(d)Accrued interest of $443 million, $459 million, and $448 million at March 31, 2026, December 31, 2025, and March 31, 2025, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(Dollars in millions)

				Change 3/31/2026 vs.
	3/31/2026	12/31/2025	3/31/2025	12/31/2025	3/31/2025
Commercial and industrial	$139	$167	$252	(16.8)%	(44.8)%
Real estate — commercial mortgage	637	761	473	(16.3)	34.7
Real estate — residential mortgage	100	149	86	(32.9)	16.3
Total loans held for sale	$876	$1,077	$811	(18.7)%	8.0%

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

Summary of Changes in Loans Held for Sale
(Dollars in millions)

	1Q26	4Q25	3Q25	2Q25	1Q25
Balance at beginning of period	$1,077	$998	$530	$811	$797
New originations	2,034	3,356	3,471	1,806	1,840
Transfers from (to) held to maturity, net	(13)	(35)	—	(71)	6
Loan sales	(2,201)	(3,232)	(2,956)	(2,012)	(1,695)
Loan draws (payments), net	(25)	(10)	(42)	(1)	(138)
Valuation and other adjustments	4	—	(5)	(3)	1
Balance at end of period	$876	$1,077	$998	$530	$811

Summary of Loan and Lease Loss Experience From Continuing Operations
(Dollars in millions)

	Three months ended
	3/31/2026	12/31/2025	3/31/2025
Average loans outstanding	$107,737	$106,316	$104,354
Allowance for loan and lease losses at the beginning of the period	$1,427	$1,444	$1,409
Loans charged off:
Commercial and industrial	90	69	62

Real estate — commercial mortgage	1	25	36
Real estate — construction	—	—	—
Total commercial real estate loans	1	25	36
Commercial lease financing	—	4	—
Total commercial loans	91	98	98
Real estate — residential mortgage	—	1	1
Home equity loans	1	1	1
Other consumer loans	15	14	14
Credit cards	10	10	12
Total consumer loans	26	26	28
Total loans charged off	117	124	126
Recoveries:
Commercial and industrial	10	7	10

Real estate — commercial mortgage	—	6	—
Real estate — construction	—	—	—
Total commercial real estate loans	—	6	—
Commercial lease financing	—	—	—
Total commercial loans	10	13	10
Real estate — residential mortgage	1	1	1
Home equity loans	1	1	1
Other consumer loans	2	2	2
Credit cards	2	3	2
Total consumer loans	6	7	6
Total recoveries	16	20	16
Net loan charge-offs	(101)	(104)	(110)
Provision (credit) for loan and lease losses	123	87	130
Allowance for loan and lease losses at end of period	$1,449	$1,427	$1,429

Liability for credit losses on lending-related commitments at beginning of period	$313	$292	$290
Provision (credit) for losses on lending-related commitments	(17)	21	(12)
Liability for credit losses on lending-related commitments at end of period (a)	$296	$313	$278

Total allowance for credit losses at end of period	$1,745	$1,740	$1,707

Net loan charge-offs to average total loans	.38%	.39%	.43%
Allowance for loan and lease losses to period-end loans	1.33	1.34	1.36
Allowance for credit losses to period-end loans	1.60	1.63	1.63
Allowance for loan and lease losses to nonperforming loans	212	232	208
Allowance for credit losses to nonperforming loans	256	283	249

Discontinued operations — education lending business:
Loans charged off	$1	$1	$1
Recoveries	—	—	—
Net loan charge-offs	$(1)	$(1)	$(1)
(a)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

Asset Quality Statistics From Continuing Operations
(Dollars in millions)
	1Q26	4Q25	3Q25	2Q25	1Q25
Net loan charge-offs	$101	$104	$114	$102	$110
Net loan charge-offs to average total loans	.38%	.39%	.42%	.39%	.43%
Allowance for loan and lease losses	$1,449	$1,427	$1,444	$1,446	$1,429
Allowance for credit losses (a)	1,745	1,740	1,736	1,743	1,707
Allowance for loan and lease losses to period-end loans	1.33%	1.34%	1.36%	1.36%	1.36%
Allowance for credit losses to period-end loans	1.60	1.63	1.64	1.64	1.63
Allowance for loan and lease losses to nonperforming loans	212	232	219	208	208
Allowance for credit losses to nonperforming loans	256	283	264	250	249
Nonperforming loans at period end	$682	$615	$658	$696	$686
Nonperforming assets at period end	692	627	668	707	700
Nonperforming loans to period-end portfolio loans	.62%	.58%	.62%	.65%	.65%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.63	.59	.63	.66	.67
(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(Dollars in millions)
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Commercial and industrial	$284	$256	$253	$280	$288

Real estate — commercial mortgage	190	157	214	226	206
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	190	157	214	226	206
Commercial lease financing	6	7	—	—	—
Total commercial loans	480	420	467	506	494
Real estate — residential mortgage	115	104	98	95	94
Home equity loans	76	80	82	84	87
Other Consumer loans	4	4	4	4	4
Credit cards	7	7	7	7	7
Total consumer loans	202	195	191	190	192
Total nonperforming loans (a)	682	615	658	696	686
OREO	10	9	10	11	14
Nonperforming loans held for sale	—	3	—	—	—
Total nonperforming assets	$692	$627	$668	$707	$700
Accruing loans past due 90 days or more	$153	$99	$110	$74	$86
Accruing loans past due 30 through 89 days	137	220	254	266	281
Nonperforming assets from discontinued operations — education lending business	2	2	2	2	1
Nonperforming loans to period-end portfolio loans	.62%	.58%	.62%	.65%	.65%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.63	.59	.63	.66	.67

Summary of Changes in Nonperforming Loans From Continuing Operations
(Dollars in millions)
	1Q26	4Q25	3Q25	2Q25	1Q25
Balance at beginning of period	$615	$658	$696	$686	$758
Loans placed on nonaccrual status	253	248	210	233	170
Charge-offs	(117)	(124)	(140)	(127)	(126)
Loans sold	(2)	(7)	(13)	—	—
Payments	(37)	(124)	(68)	(74)	(57)
Transfers to OREO	(1)	(1)	(1)	(1)	(2)
Loans returned to accrual status	(29)	(35)	(26)	(21)	(57)
Balance at end of period	$682	$615	$658	$696	$686

KeyCorp Reports First Quarter 2026 Results
April 16, 2026

Line of Business Results
(Dollars in millions)
						Change 1Q26 vs.
	1Q26	4Q25	3Q25	2Q25	1Q25	4Q25	1Q25
Consumer Bank
Summary of operations
Total revenue (TE)	$978	$998	$992	$967	$932	(2.0)%	4.9%
Provision for credit losses	40	32	40	55	43	25.0	(7.0)
Noninterest expense	709	734	693	694	675	(3.4)	5.0
Net income (loss) attributable to Key	173	176	196	165	163	(1.7)	6.1
Average loans and leases	34,005	34,683	35,363	36,137	36,819	(2.0)	(7.6)
Average deposits	87,796	87,738	87,692	88,002	88,306	.1	(.6)
Net loan charge-offs	40	49	49	40	52	(18.4)	(23.1)
Net loan charge-offs to average total loans	.48%	.56%	.55%	.44%	.57%	(14.3)	(15.8)
Nonperforming assets at period end	$270	$262	$266	$269	$278	3.1	(2.9)
Return on average allocated equity	24.76%	24.24%	26.03%	21.91%	21.28%	2.1	16.4

Commercial Bank
Summary of operations
Total revenue (TE)	$1,117	$1,194	$1,114	$1074	$1047	(6.4)%	6.7%
Provision for credit losses	70	73	68	84	75	(4.1)	N/M
Noninterest expense	474	515	485	451	464	(8.0)	2.2
Net income (loss) attributable to Key	451	472	440	423	399	(4.4)	13.0
Average loans and leases	73,146	71,107	70,328	69,089	67,058	2.9	9.1
Average loans held for sale	958	1,140	1,224	707	754	(16.0)	27.1
Average deposits	58,929	60,485	58,523	55,927	57,481	(2.6)	2.5
Net loan charge-offs	64	53	64	62	57	20.8	12.3
Net loan charge-offs to average total loans	.35%	.30%	.36%	.36%	.34%	16.7	2.9
Nonperforming assets at period end	$422	$365	$402	$438	$422	15.6	—
Return on average allocated equity	18.10%	18.80%	17.83%	17.55%	17.16%	(3.7)	5.5
TE = Taxable Equivalent; N/M = Not Meaningful

Selected Items Impact on Earnings
(Dollars in millions, except per share amounts)
	Pretax(a)	After-tax at marginal rate(a)
Quarter to date results	Amount	Net Income	EPS(b), (d)
Three months ended March 31, 2026
No items	$—	$—	$—
Three months ended December 31, 2025
FDIC special assessment (other expense)(c)	21	16	0.01
Three months ended September 30, 2025
FDIC special assessment (other expense)(c)	5	4	—
Three months ended June 30, 2025
No items	—	—	—
Three months ended March 31, 2025
No items	—	—	—

(a)Favorable (unfavorable) impact.
(b)Impact to EPS reflected on a fully diluted basis.
(c)In November 2023, the FDIC issued a final rule implementing a special assessment on insured depository institutions to recover the loss to the FDIC’s deposit insurance fund (DIF) associated with protecting uninsured depositors following the 2023 closures of Silicon Valley Bank and Signature Bank. KeyCorp recorded the initial loss estimate related to the special assessment during the fourth quarter of 2023. Amounts reflected in this table represent adjustments from initial estimates based on quarterly invoices received from the FDIC.
(d)Earnings per share may not foot due to rounding.